Exhibit 99.1

Cash America Announces Increase in Fourth Quarter Earnings

FORT WORTH, Texas--(BUSINESS WIRE)--January 28, 2016--Cash America International, Inc. (NYSE:CSH), a leading provider of pawn lending and related services in the United States, announced today that net income from continuing operations for the fourth quarter of 2015 increased to $12,612,000 (49 cents per share) compared to net income from continuing operations of $7,492,000 (26 cents per share) for the fourth quarter of 2014. The prior year fourth quarter included reorganization expenses that would increase prior year earnings when added back, to create adjusted net income from continuing operations, a non-GAAP measure, of $8.4 million (29 cents per share) for the fourth quarter of 2014. Cash America’s reported earnings per share for the fourth quarter of 2015 of 49 cents is 69% above the adjusted net income per share from continuing operations in the fourth quarter of 2014 of 29 cents.

Consolidated net revenue was $151.1 million for the fourth quarter of 2015, compared to $151.7 million for the fourth quarter of 2014, representing a moderate decrease of 0.4% year-over-year. Cash America reported a 36% increase in income from operations, which was $22.2 million for the fourth quarter of 2015, compared to $16.3 million for the fourth quarter of 2014. The 2014 fourth quarter included expenses of $1.4 million for severance and other employee-related costs for administrative and operations staff reductions, which, if added back to the fourth quarter 2014 period, would create adjusted income from operations, a non-GAAP measure, for the fourth quarter of 2014 of $17.7 million, resulting in a 25% increase in reported income from operations in the fourth quarter of 2015 compared to adjusted income from operations in the fourth quarter of 2014.

Commenting on the fourth quarter results, T. Brent Stuart, President and Chief Executive Officer of Cash America, said, “Our focus coming into the final quarter of 2015 was to continue our transition to emphasize in-store retail sales, and I was pleased we were able to achieve an increase in year-over-year same store retail sales of 4% during the quarter that were at higher retail gross profit margins than last year’s fourth quarter. We will continue to develop our in-store offering of merchandise, especially jewelry, as we move into the upcoming first quarter selling season when many of our customers receive tax refund proceeds and seek value-oriented opportunities to purchase merchandise.”

On October 29, 2015, the Company announced that its Board of Directors approved a three million share repurchase authorization to commence at the conclusion of an existing four million share repurchase authorization that was approved in January 2015. The Company began repurchasing shares in the open market under the October 2015 repurchase authorization in December 2015. Under these share repurchase authorizations, the Company repurchased 757,700 shares during the fourth quarter of 2015. These repurchased shares represented approximately 2.8% of the diluted shares as of the end of the third quarter of 2015. Through the year ended December 31, 2015, the Company repurchased 4,015,866 shares at an average price of $25.87 per share under the repurchase authorizations representing approximately 13.7% of the diluted shares as of December 31, 2014. The Company ended the fourth quarter with $23.2 million in cash and $252.9 million available under its $280 million line of credit.

For the year ended December 31, 2015, the Company reported net income from continuing operations of $27.6 million ($1.01 per share) compared to a reported net loss of $10.4 million (36 cents per share) for the same period in 2014, which included numerous significant expenses during that period. Included in the reported net income for the year ended December 31, 2015, is a gain on disposition of equity securities, a loss on early extinguishment of debt, and reorganization expenses, which in aggregate increased net income from continuing operations by $0.2 million before taxes but did not have an effect on net income per share from continuing operations.

The $1.01 in reported net income per share from continuing operations for fiscal year ended December 31, 2015, represents a 91% increase compared to adjusted net income per share from continuing operations, a non-GAAP measure, of 53 cents per share ($15.4 million) for the year ended December 31, 2014, which adds back the cumulative effect of certain expenses which in aggregate reduced reported net income from continuing operations by $35.9 million before taxes ($25.8 million, or 89 cents per share, after taxes) and included a loss on early extinguishment of debt, a loss on the divestiture of non-strategic operations, reorganization expenses and litigation settlement expenses.

Consolidated net revenue was $567.1 million for the year ended December 31, 2015, compared to $589.6 million for the same period in 2014. Net revenue for the year ended December 31, 2014, included the results of the Company's Mexico-based pawn lending business, which was sold in the third quarter of 2014. The Company's net revenue from domestic operations was $567.1 million for the year ended December 31, 2015, compared to $581.8 million for the same period in 2014.

While net revenue decreased in 2015 from 2014, consolidated income from operations increased $23.3 million, or 71%, to $56.3 million for the year ended December 31, 2015, compared to $33.0 million for the year ended December 31, 2014. Income from operations for 2014 included a loss of $6.7 million for the Company’s former Mexico-based pawn lending business. Adjusted income from operations, a non-GAAP measure, was $57.2 million for the year ended December 31, 2015, and represented an increase of 23% compared to adjusted income from operations of $46.3 million for the year ended December 31, 2014. Adjusted income from operations for the year ended December 31, 2015, excluded $0.9 million of reorganization expenses while adjusted income from operations for the year ended December 31, 2014, excluded aggregate expenses of $13.3 million, which consisted of a loss on the divestiture of non-strategic operations, reorganization expenses and litigation settlement expenses.

In a separate release today, the Company announced that its Board of Directors, at a regularly scheduled quarterly meeting, increased the Company’s cash dividend amount to $0.08 (8 cents) per share on common stock outstanding. The newly declared dividend represents a 60% increase in the Company’s previous quarterly dividend of $0.05 (5 cents) per share. The dividend will be paid at the close of business on February 24, 2016, to shareholders of record on February 10, 2016.

Cash America will host a conference call to discuss the fourth quarter results on Thursday, January 28, 2016, at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site http://www.cashamerica.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Outlook for the First Quarter of 2016 and the 2016 Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with the customer demand for the products and services provided by the Company, which primarily take the form of pawn loans, and its ability to profitably liquidate merchandise obtained primarily from unredeemed pawn loans. During the first quarter of 2016, the Company anticipates that pawn loan balances and merchandise sales will be affected, due to seasonal factors, by the Federal Income Tax refunds that its customers receive. Management expects growth in the Company’s pawn lending business, but at moderate levels for the first half of 2016. The magnitude and rate of change in pawn loan balances year-over-year will also effect revenue growth in the future.

Based on management’s views and on the preceding factors, management expects net income per share for the first quarter of 2016 to be between 35 cents and 41 cents per share, compared to net income from continuing operations of 27 cents per share in the first quarter of 2015. During the first quarter of 2015, the Company incurred $0.9 million in pre-tax expenses ($0.5 million, or 2 cents per share, after taxes) related to corporate reorganization expenses to create ongoing operating efficiencies. Excluding the $0.5 million of after-tax expense items incurred in the first quarter of 2015, adjusted net income from continuing operations, a non-GAAP measure, would have been $8.4 million, or 29 cents per share, for the first quarter of 2015.

At this time, management maintains its previously reported expectations for its fiscal year 2016 of adjusted EBITDA to an anticipated range of between $124 to $132 million, which management estimates will generate between $1.25 and $1.45 in net income per share from continuing operations. This compares to reported net income from continuing operations of $1.01 per share for fiscal year 2015.

About the Company

As of December 31, 2015, Cash America International, Inc. (the “Company”) operated 897 total locations in the United States offering pawn lending and related services to consumers, which included the following:

  822 lending locations in 20 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  75 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

For additional information regarding the Company and the services it provides, visit the Company’s website located at: http://www.cashamerica.com or the Cash America mobile app, which may be downloaded without cost from the App Store℠ and on Google Play™.

App Store is a service mark of Apple Inc. and Google Play is a trademark of Google Inc.

Non-GAAP Measures

The Non-GAAP Disclosure sections included in the attachments to this press release contain a reconciliation of non-GAAP information and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures discussed above provide useful information to investors regarding the Company’s financial condition and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau; the effect of any current or future litigation proceedings, including an unfavorable outcome in an outstanding lawsuit relating to the Company’s 5.75% Senior Notes due 2018 even though the Company believes the lawsuit is without merit and will vigorously defend its position, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Consolidated Operations:
Total Revenue	$280,075	$289,443	$1,029,491	$1,094,696
Net Revenue	151,102	151,725	567,144	589,550
Total Expenses	128,866	135,412	510,856	556,583

Income from Operations	$22,236	$16,313	$56,288	$32,967
Income (Loss) from Continuing Operations before Income Taxes	18,931	12,574	43,044	(8,346)

Net Income (Loss) from Continuing Operations	12,612	7,492	27,566	(10,387)

Net Income from Discontinued Operations, Net of Tax(a)	—	14,522	—	109,025

Net Income Attributable to Cash America International, Inc.	$12,612	$22,014	$27,566	$98,638

Earnings Per Share:
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.49	$0.26	$1.02	$(0.36)
Net Income from Discontinued Operations(a)	$—	$0.50	$—	$3.77
Net Income Attributable to Cash America International, Inc.(b)	$0.49	$0.75	$1.02	$3.41
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.49	$0.26	$1.01	$(0.36)
Net Income from Discontinued Operations(a)	$—	$0.50	$—	$3.72
Net Income Attributable to Cash America International, Inc.(b)	$0.49	$0.75	$1.01	$3.36

Weighted average common shares outstanding:
Basic	25,569	29,177	27,022	28,901
Diluted	25,865	29,284	27,238	29,341

(a) Includes the operations of Enova International, Inc. (“Enova”), the wholly-owned subsidiary of Cash America International, Inc. (the “Company”) that the Company spun-off on November 13, 2014. Prior to the spin-off, Enova comprised the e-commerce segment of the Company.
(b) Earnings per share amounts included in this information may not sum due to rounding difference.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share information)
(Unaudited)

	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$23,153	$53,042
Pawn loans	248,713	252,168
Merchandise held for disposition, net	241,549	212,849
Pawn loan fees and service charges receivable	52,798	53,648
Consumer loans, net	31,291	44,853
Income taxes receivable	—	8,881
Prepaid expenses and other assets	22,642	21,377
Deferred tax assets	7,672	—
Investment in equity securities	42,613	131,584
Total current assets	670,431	778,402
Property and equipment, net	171,598	201,054
Goodwill	488,022	487,569
Intangible assets, net	39,536	45,828
Other assets	9,410	9,594
Total assets	$1,378,997	$1,522,447
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$74,586	$74,331
Customer deposits	18,864	17,314
Income taxes currently payable	3,063	—
Current deferred tax liabilities	—	27,820
Total current liabilities	96,513	119,465
Deferred tax liabilities	72,044	72,432
Other liabilities	723	878
Long-term debt	211,558	196,470
Total liabilities	$380,838	$389,245
Equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024
Additional paid-in capital	86,557	86,388
Retained earnings	1,052,567	1,030,387
Accumulated other comprehensive income	14,842	71,959
Treasury shares, at cost (5,362,684 shares and 1,428,495 shares as of December 31, 2015 and 2014, respectively)	(158,831)	(58,556)
Total equity	998,159	1,133,202
Total liabilities and equity	$1,378,997	$1,522,447

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
Pawn loan fees and service charges	$82,340	$82,878	$318,987	$329,368
Proceeds from disposition of merchandise	173,175	181,692	620,757	660,006
Consumer loan fees	22,328	23,184	82,501	97,674
Other	2,232	1,689	7,246	7,648
Total Revenue	280,075	289,443	1,029,491	1,094,696
Cost of Revenue
Disposed merchandise	122,417	130,770	439,242	474,137
Consumer loan loss provision	6,556	6,948	23,105	31,009
Total Cost of Revenue	128,973	137,718	462,347	505,146
Net Revenue	151,102	151,725	567,144	589,550
Expenses
Operations and administration	115,393	119,900	454,912	490,465
Depreciation and amortization	13,473	15,512	56,251	60,942
(Gain) loss on divestitures	—	—	(307)	5,176
Total Expenses	128,866	135,412	510,856	556,583
Income from Operations	22,236	16,313	56,288	32,967
Interest expense	(3,808)	(3,739)	(14,457)	(26,520)
Interest income	40	—	100	7,647
Foreign currency transaction gain	—	—	32	113
Loss on early extinguishment of debt	—	—	(607)	(22,553)
Gain on disposition of equity securities	463	—	1,688	—
Income (Loss) from Continuing Operations before Income Taxes	18,931	12,574	43,044	(8,346)
Provision for income taxes	6,319	5,082	15,478	2,041
Net Income (Loss) from Continuing Operations	12,612	7,492	27,566	(10,387)
Net Income from Discontinued Operations, Net of Tax	—	14,522	—	109,025
Net Income Attributable to Cash America International, Inc.	$12,612	$22,014	$27,566	$98,638
Earnings Per Share:
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.49	$0.26	$1.02	$(0.36)
Net Income from Discontinued Operations	$—	$0.50	$—	$3.77
Net Income Attributable to Cash America International, Inc.	$0.49	$0.75	$1.02	$3.41
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.49	$0.26	$1.01	$(0.36)
Net Income from Discontinued Operations	$—	$0.50	$—	$3.72
Net Income Attributable to Cash America International, Inc.	$0.49	$0.75	$1.01	$3.36
Weighted average common shares outstanding:
Basic	25,569	29,177	27,022	28,901
Diluted	25,865	29,284	27,238	29,341
Dividends declared per common share	$0.050	$0.035	$0.200	$0.140

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LOAN METRICS

The following tables outline certain data related to domestic pawn loan activities for the continuing operations of the Company as of and for the three months and years ended December 31, 2015 and 2014 (dollars in thousands except where otherwise noted):

Domestic Pawn Loan Metrics:	As of December 31,
	2015	2014	$ Change	% Change
Ending pawn loan balances	$248,713	$252,168	$(3,455)	(1.4)%
Ending merchandise balance, net	$241,549	$212,849	$28,700	13.5%

	Three Months Ended December 31,
Domestic pawn operations	2015	2014	$ Change	% Change
Pawn loan fees and service charges	$82,340	$82,878	$(538)	(0.6)%
Average pawn loan balance outstanding	$251,402	$256,118	$(4,716)	(1.8)%
Amount of pawn loans written and renewed	$250,841	$251,486	$(645)	(0.3)%
Average amount per pawn loan (in ones)	$132	$129	$3	2.3%
Annualized yield on pawn loans	129.9%	128.4%

	Year Ended December 31,
Domestic pawn operations	2015	2014((a))	$ Change	% Change
Pawn loan fees and service charges	$318,987	$324,337	$(5,350)	(1.6)%
Average pawn loan balance outstanding	$241,542	$248,452	$(6,910)	(2.8)%
Amount of pawn loans written and renewed	$997,888	$1,032,923	$(35,035)	(3.4)%
Average amount per pawn loan (in ones)	$128	$125	$3	2.4%
Annualized yield on pawn loans	132.1%	130.5%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the year ended December 31, 2014, Mexico-based pawn operations had pawn loan fees and service charges of $5,031, an average pawn loan balance outstanding of $5,347, pawn loans written and renewed of $38,837, an average amount per pawn loan of $87, and an annualized yield on pawn loans of 144.9%.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise The following table summarizes the proceeds from the disposition of merchandise and the related gross profit for domestic operations for the three months and years ended December 31, 2015 and 2014 (dollars in thousands):

	Three Months Ended December 31,
	2015			2014
Domestic pawn operations	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$151,884	$21,291	$173,175	$150,347	$31,345	$181,692
Gross profit on disposition	$50,476	$282	$50,758	$48,687	$2,235	$50,922
Gross profit margin	33.2%	1.3%	29.3%	32.4%	7.1%	28.0%
Percentage of total gross profit	99.4%	0.6%	100.0%	95.6%	4.4%	100.0%

	Year Ended December 31,
	2015			2014((a))
Domestic pawn operations	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$533,730	$87,027	$620,757	$517,139	$130,569	$647,708
Gross profit on disposition	$173,021	$8,494	$181,515	$171,173	$12,114	$183,287
Gross profit margin	32.4%	9.8%	29.2%	33.1%	9.3%	28.3%
Percentage of total gross profit	95.3%	4.7%	100.0%	93.4%	6.6%	100.0%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the year ended December 31, 2014, Mexico-based pawn operations had proceeds from disposition of $12,298, gross profit on disposition of $2,582, and gross profit margin of 21.0%.

The table below summarizes the age of merchandise held for disposition related to the Company’s domestic pawn lending operations as of December 31, 2015 and 2014, respectively (dollars in thousands):

	As of December 31,
	2015		2014
Domestic pawn operations	Amount	%	Amount	%
Jewelry - held for one year or less	$135,215	55.3%	$111,963	52.0%
Other merchandise - held for one year or less	93,498	38.3%	90,642	42.1%
Total merchandise held for one year or less	228,713	93.6%	202,605	94.1%
Jewelry - held for more than one year	8,935	3.7%	3,494	1.6%
Other merchandise - held for more than one year	6,701	2.7%	9,150	4.3%
Total merchandise held for more than one year	15,636	6.4%	12,644	5.9%
Merchandise held for disposition, gross	$244,349	100.0%	$215,249	100.0%
Less: Inventory valuation allowance	$(2,800)		$(2,400)
Merchandise held for disposition, net of allowance	$241,549		$212,849

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

The following tables set forth interest and fees on consumer loans, the consumer loan loss provision, and consumer loan fees, net of the loss provision, related to consumer loan activities for the continuing operations of the Company for the three months and years ended December 31, 2015 and 2014 (dollars in thousands except where otherwise noted):

	Three Months Ended December 31,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loan fees	$13,021	$9,307	$22,328	$19,999	$3,185	$23,184
Less: consumer loan loss provision	2,787	3,769	6,556	5,229	1,719	6,948
Consumer loan fees, net loss provision	$10,234	$5,538	$15,772	$14,770	$1,466	$16,236
Year-over-year change - $	$(4,536)	$4,072	$(464)	$(2,487)	$(583)	$(3,070)
Year-over-year change - %	(30.7)%	277.8%	(2.9)%	(14.4)%	(28.5)%	(15.9)%
Consumer loan loss provision as a % of consumer loan fees	21.4%	40.5%	29.4%	26.1%	54.0%	30.0%

	Year Ended December 31,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loan fees	$56,878	$25,623	$82,501	$83,909	$13,765	$97,674
Less: consumer loan loss provision	11,361	11,744	23,105	23,269	7,740	31,009
Consumer loan fees, net loss provision	$45,517	$13,879	$59,396	$60,640	$6,025	$66,665
Year-over-year change - $	$(15,123)	$7,854	$(7,269)	$(11,993)	$(1,194)	$(13,187)
Year-over-year change - %	(24.9)%	130.4%	(10.9)%	(16.5)%	(16.5)%	(16.5)%
Consumer loan loss provision as a % of consumer loan fees	20.0%	45.8%	28.0%	27.7%	56.2%	31.7%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either items accounted for in accordance with generally accepted accounting principles (“GAAP”) or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure that combines the consumer loans owned by the Company and those guaranteed by the Company. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on the Company’s balance sheet since both revenue and the loss provision for consumer loans are impacted by the aggregate amount of consumer loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

The following tables provide additional information related to each of the Company’s consumer loan products as of and for the three months and years ended December 31, 2015 and 2014 (dollars in thousands):

	Three Months Ended December 31,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loans written and renewed(a)
Company owned	$112,721	$1,672	$114,393	$164,672	$2,205	$166,877
Guaranteed by the Company(b)	5,614	17,723	23,337	10,778	5,942	16,720
Combined consumer loans written and renewed	$118,335	$19,395	$137,730	$175,450	$8,147	$183,597

	As of December 31,
	2015			2014
Ending consumer loan balances, gross
Company owned	$29,027	$5,160	$34,187	$42,954	$6,061	$49,015
Guaranteed by the Company(b)	1,137	9,996	11,133	2,718	7,073	9,791
Combined ending consumer loan balances, gross(d)	$30,164	$15,156	$45,320	$45,672	$13,134	$58,806
Allowance and liability for losses
Company owned	$1,651	$1,245	$2,896	$2,736	$1,426	$4,162
Guaranteed by the Company(b)	30	1,956	1,986	402	658	1,060
Combined allowance and liability for losses	$1,681	$3,201	$4,882	$3,138	$2,084	$5,222
Ending consumer loan balances, net
Company owned	$27,376	$3,915	$31,291	$40,218	$4,635	$44,853
Guaranteed by the Company(b)	1,107	8,040	9,147	2,316	6,415	8,731
Combined ending consumer loan balances, net(d)	$28,483	$11,955	$40,438	$42,534	$11,050	$53,584
Average amount outstanding per consumer loan (in ones)(a)(c)	$458	$1,190		$475	$1,442
Consumer loan ratios:
Allowance and liability for losses as a % of combined ending consumer loan balance, gross(d)	5.6%	21.1%	10.8%	6.9%	15.9%	8.9%

	Year Ended December 31,
	2015			2014
	Short-term loans	Installment loans	Total	Short-term loans	Installment loans	Total
Consumer loans written and renewed (a)
Company owned	$464,427	$6,257	$470,684	$646,232	$9,022	$655,254
Guaranteed by the Company (b)	27,503	75,549	103,052	62,698	24,045	86,743
Combined consumer loans written and renewed	$491,930	$81,806	$573,736	$708,930	$33,067	$741,997

(a) The disclosure regarding the amount of consumer loans written and renewed and the average amount per consumer loan is statistical data that is not included in the Company’s financial statements.

(b) The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the credit services organization and credit access business programs, so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in the Company’s consolidated balance sheets.

(c) The average amount outstanding per consumer loan is calculated as the total amount of combined consumer loans outstanding as of the end of the period divided by the total number of combined consumer loans outstanding as of the end of the period.

(d) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Locations

The following table sets forth, as of December 31, 2015 and 2014, the number of Company-operated locations that offered pawn lending, consumer lending, and other services, in addition to franchised locations that offered check cashing services. The Company provides these services in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” The Company’s domestic pawn and consumer lending locations operated in 20 and 21 states in the United States as of December 31, 2015 and 2014, respectively. As of both December 31, 2015 and 2014, the franchised check cashing centers operated in 12 states.

	As of December 31,
	2015	2014
Company-operated locations offering:
Pawn lending only	548	548
Both pawn and consumer lending	253	272
Consumer lending only	21	39
Total Company-operated locations	822	859
Franchised check cashing centers	75	84
Total	897	943

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company has provided certain historical non-GAAP measures in the press release and in the tables below, including (i) adjusted net income from continuing operations, adjusted diluted net income per share from continuing operations, adjusted earnings from continuing operations and adjusted earnings per share from continuing operations (collectively, the “Adjusted Earnings Measures”), and (ii) adjusted EBITDA, which the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on early extinguishment of debt, gain on disposition of equity securities and provision or benefit for income taxes. Management also provides estimated adjusted EBITDA, and estimated free cash flow per share, which are non-GAAP measures. Management defines estimated free cash flow per share as estimated adjusted earnings per share from continuing operations excluding estimated depreciation and amortization, less estimated cash paid for capital expenditures.

Management believes that the presentation of these measures provides users of the financial statements with greater transparency and facilitates a more meaningful comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods. In addition, management believes this information provides a more in-depth and complete view of the Company’s financial performance, competitive position and prospects for the future and may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. Management also believes that non-GAAP measures are frequently used by investors to analyze operating performance, evaluate the Company’s ability to incur and service debt and its capacity for making capital investments, and to help assess the Company’s estimated enterprise value.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Management believes the non-GAAP measures included herein, including the adjustments shown, provide more meaningful information regarding the ongoing operating performance, provide more useful period-to-period comparisons of operating results, both internally and in relation to operating results of competitors, enhance analysts’ and investors’ understanding of the core operating results of the business and provide a more accurate indication of the Company’s ability to generate cash flows from operations.

For adjusted earnings from continuing operations and adjusted earnings per share from continuing operations, management excludes intangible asset amortization, non-cash equity-based compensation, convertible debt non-cash interest and issuance cost amortization, and foreign currency transaction gains or losses. In addition, management has determined that the adjustments to the Adjusted Earnings Measures and adjusted EBITDA, as applicable, included in the tables below are useful to investors in order to allow them to compare the Company’s financial results for the current quarter and year with the prior year quarter and year, respectively, without the effect of the below items, which management believes are less frequent in nature:

  the loss on early extinguishment of debt;
  the gain on disposition of equity securities;
  severance and other employee-related costs for administrative and operations staff reductions in connection with the Company’s reorganization to better align the corporate and operating cost structure with its remaining storefront operations after the Enova Spin-off (the “Reorganization”);
  the loss on significant divestitures of non-strategic operations; and
  charges related to a significant litigation settlement in 2013 (the “2013 Litigation Settlement”).

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Adjusted Earnings and Adjusted Earnings Per Share

The following table provides a reconciliation for the three months and years ended December 31, 2015 and 2014, between net income (loss) from continuing operations and diluted net income (loss) per share from continuing operations calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data). Amounts for the year ended December 31, 2014, include the Company’s Mexico-based pawn operations, which were sold in August 2014.

	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(b)
Net income (loss) and diluted net income (loss) per share from continuing operations	$12,612	$0.49	$7,492	$0.26	$27,566	$1.01	$(10,387)	$(0.36)
Adjustments (net of tax):
Loss on early extinguishment of debt	—	—	—	—	382	0.02	14,208	0.49
Gain on disposition of equity securities	(299)	(0.01)	—	—	(1,089)	(0.04)	—	—
Reorganization	—	—	879	0.03	537	0.02	4,749	0.17
Loss on divestitures	—	—	—	—	—	—	6,444	0.22
2013 Litigation Settlement	—	—	—	—	—	—	400	0.01
Adjusted net income and adjusted diluted net income per share from continuing operations	12,313	0.48	8,371	0.29	27,396	1.01	15,414	0.53
Other adjustments (net of tax):
Intangible asset amortization	973	0.03	1,036	0.03	4,055	0.15	4,148	0.14
Non-cash equity-based compensation	1,016	0.04	(306)	(0.01)	3,993	0.14	2,563	0.09
Convertible debt non-cash interest and issuance cost amortization	—	—	—	—	—	—	518	0.02
Foreign currency transaction gain	—	—	—	—	(20)	—	(71)	—
Adjusted earnings and adjusted earnings per share from continuing operations	$14,302	$0.55	$9,101	$0.31	$35,424	$1.30	$22,572	$0.78

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period. Per-share values may not calculate correctly using the weighted average common shares outstanding value as the denominator due to rounding differences.

(b) Since a net loss exists for the year ended December 31, 2014, all potentially dilutive securities are anti-dilutive and are therefore excluded from the diluted per-share calculations.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The tables below outline the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the previous table (dollars in thousands):

	Three Months Ended December 31,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Gain on disposition of equity securities	$(463)	$(164)	$(299)	$—	$—	$—
Reorganization	—	—	—	1,395	516	879
Total Adjustments	$(463)	$(164)	$(299)	$1,395	$516	$879

	Year Ended December 31,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Gain on disposition of equity securities	$(1,688)	$(599)	$(1,089)	$—	$—	$—
Reorganization	853	316	537	7,538	2,789	4,749
Loss on early extinguishment of debt	607	225	382	22,553	8,345	14,208
Loss on divestitures	—	—	—	5,176	(1,268)	6,444
2013 Litigation Settlement	—	—	—	635	235	400
Total Adjustments	$(228)	$(58)	$(170)	$35,902	$10,101	$25,801

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The following table provides a reconciliation between net income (loss) from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to adjusted EBITDA from continuing operations (dollars in thousands):

	Year Ended
	December 31,
	2015	2014
Net income (loss) from continuing operations	$27,566	$(10,387)
Provision for income taxes	15,478	2,041
Gain on disposition of equity securities	(1,688)	—
Loss on early extinguishment of debt	607	22,553
Foreign currency transaction gain	(32)	(113)
Interest expense, net	14,357	18,873
Depreciation and amortization expenses	56,251	60,942
Adjustments:
Reorganization	853	7,538
Loss on divestitures	—	5,176
2013 Litigation Settlement	—	635
Adjusted EBITDA from continuing operations	$113,392	$107,258
Adjusted EBITDA margin from continuing operations calculated as follows:
Total revenue	$1,029,491	$1,094,696
Adjusted EBITDA	$113,392	$107,258
Adjusted EBITDA as a percentage of total revenue	11.0%	9.8%

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED EBITDA

The following tables reconcile estimated income before income taxes to estimated Adjusted EBITDA, a non-GAAP measure (dollars in thousands):

	Estimated Results (a)
	For Year Ended December 31, 2016
	Low	High
	(Unaudited)
Estimated income before income taxes	$51,000	$59,000
Interest expense	16,000	16,000
Depreciation and amortization	57,000	57,000
Estimated Adjusted EBITDA	$124,000	$132,000

(a) As of the Company press release dated January 28, 2016.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED EARNINGS PER SHARE AND ESTIMATED FREE CASH FLOW PER SHARE

The table below shows an estimated range of earnings per share from continuing operations, in addition to an estimated range of free cash flow per share. The financial measure of free cash flow per share has limitations as it does not represent the residual cash flow available for discretionary expenditures as certain components of the Company’s consolidated statement of cash flows are omitted. Therefore, estimated free cash flow per share should be evaluated in conjunction with the Company’s consolidated statement of cash flows.

A reconciliation is shown for the year ended December 31, 2016, between estimated net income per share from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to estimated free cash flow per share. For per-share amounts shown for the year ended December 31, 2016, amounts are based on an estimated number of diluted weighted average common shares outstanding for the year ended December 31, 2016.

	Estimated Results (a)
	For the year ended December 31, 2016
	Low	High
	(Unaudited)
Estimated earnings per share from continuing operations	$1.25	$1.45
Depreciation and amortization expenses (b)	2.20	2.20
Capital expenditures (c)	(1.02)	(1.02)
Estimated free cash flow per share	$2.43	$2.63

(a) As of the Company press release dated January 28, 2016.
(b) Assumes approximately $56.0 million of depreciation and amortization for the year ended December 31, 2016.
(c) Assumes approximately $26.0 million of capital expenditures for the years ended December 31, 2016.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100